Exhibit 99.1 PRESS RELEASE CONTACT: Vectrus Mike Smith, CFA 719-637-5773 michael.smith@vectrus.com Vectrus Announces Second Quarter 2019 Results • Revenue grew 3.3% year-over-year to $332 million; Diluted EPS of $0.66 includes $0.08 per share of M&A related costs and LOGCAP V pre-operational legal costs • Adjusted EBITDA margin1 of 4.2% +30BPS vs Q1; Adjusted diluted EPS1 of $0.74 +7% vs Q1; Strong Q2 operating cash flow of $22 million • 2019 guidance for revenue growth increased to 7%-9% year-over-year; EBITDA1 and diluted EPS guidance revised to reflect investments in growth, global operations, and non-operating costs • Reiterating 5-year goals of $2.5 billion in annual revenue and 7% EBITDA margin1 COLORADO SPRINGS, Colo., August 6, 2019 — Vectrus, Inc. (NYSE:VEC) announced second quarter 2019 financial results for the quarter ended June 28, 2019. “The second quarter demonstrated continued momentum in the market place and in the execution of our strategy,” said Chuck Prow, president and chief executive officer. “Our growth-related efforts continue to be successful, as we significantly increased our revenue with the Navy and the Air Force, won new contracts, including our first contract with Department of State, expanded existing contracts, secured recompete business, and won a seat on the previously announced Army's LOGCAP V contract. Our momentum is underscored by our strong backlog, which including LOGCAP V, equates to 3.6 times our 2018 revenue. As a reminder, LOGCAP V is currently under protest and still anticipated to be resolved in mid-August. We continue to invest in all aspects of our business, including the acquisition of Advantor in the third quarter, which will enhance and expand our operational technology offerings. Notwithstanding our continuing growth and operational related investments, diluted EPS increased 6% sequentially on 20 BPS of EBITDA margin1 expansion. Second Quarter 2019 Results Second quarter 2019 adjusted results exclude M&A related costs and LOGCAP V pre-operational legal costs, which together totaled $1.2 million pretax. 1

Exhibit 99.1 Second quarter 2019 revenue of $331.6 million, increased $10.5 million or 3% compared to second quarter 2018. The increased revenue was attributable mainly to increases from Middle East and European programs. Operating income was $11.2 million or 3.4% operating margin for the second quarter 2019, compared to $13.0 million or 4.0% in second quarter 2018. Adjusted operating income1 was $12.4 million or 3.8% margin for the second quarter 2019, compared to $13.5 million or 4.2% in second quarter 2018. EBITDA1 was $12.6 million or 3.8% margin for the second quarter 2019, compared to $13.8 million or 4.3% in second quarter 2018. Adjusted EBITDA1 was $13.9 million or 4.2% margin for the second quarter 2019, compared to $14.3 million or 4.5% in second quarter 2018. Second quarter 2019 diluted EPS were $0.66 compared to $0.81 in second quarter 2018. Second quarter 2019 adjusted diluted EPS1 were $0.74 compared to $0.84 in second quarter 2018. Net cash generated from operating activities for the quarter ended June 28, 2019 was $22 million, a $6.0 million improvement compared to second quarter 2018. Days sales outstanding (DSO) was 63 days in the second quarter of 2019. Total debt at June 28, 2019 was $73.0 million, which was down $4.0 million from $77.0 million at June 29, 2018. Cash at quarter-end was $70.3 million. As of June 28, 2019, total consolidated indebtedness to consolidated EBITDA1 (total leverage ratio) was 1.17x to 1.00x. Total backlog at June 28, 2019 was $3.2 billion and funded backlog was $934 million. Backlog including LOGCAP V is $4.6 billion. “Vectrus’ growth continued in the second quarter, and we recorded sequential expansion in revenue, EBITDA margin1 and earnings per share, keeping with the expected progression of our results through the year," said Bill Noon, acting chief financial officer of Vectrus. “Operating cash generation in the quarter was strong at $22 million, and we expect to generate over 100 percent cash conversion compared to net income for the year. Our balance sheet and financial flexibility remain strong to support our strategy. Given the impacts to our GAAP results from the M&A and LOGCAP V pre-operational legal costs we are incurring this year, we have opted to increase our use of adjusted non-GAAP measures that we believe better reflect our operational performance.” Adjusting 2019 Guidance Mr. Prow continued, “To reflect 2019 new business and current contract expansion results to date, and the Advantor acquisition, we now expect to generate revenue growth of 7 to 9 percent in 2019, which is up from our prior guidance of 2 to 4 percent. Additionally, to support this, and anticipated future growth, we have pulled forward investments in our global operations. Our enterprise wide performance improvement initiative, Enterprise Vectrus, is streamlining and automating our core 2

Exhibit 99.1

program and support processes, transforming our supply chain, and more effectively integrating and leveraging our global operations to generate better client outcomes; while improving margins over time. Therefore, while we have increased our revenue range, we have lowered and tightened our diluted EPS range, due primarily to higher non-operational costs, while slightly increasing the midpoint of adjusted EBITDA margin[1]. These efforts are in service of fulfilling the opportunity we have to transform Vectrus into a larger scale, higher value, differentiated platform."

Mr. Prow concluded, "We continue to believe that based on our current new business awards, pipeline, and anticipated timing on LOGCAP V revenue, we are on track to achieve double digit revenue growth in 2020, and are making great strides in driving toward our goal of $2.5 billion in annual revenue and 7% in EBITDA margin by 2023. We want to thank our teams around the world who support our servicemen and women in their critical missions and are focused on advancing our capabilities and competitive profile to further differentiate the company as an innovator in the emerging converged infrastructure market."

Vectrus is presenting non-GAAP measures including adjusted operating income and margin[1], adjusted EBITDA and margin[1], adjusted net income[1], and adjusted diluted earnings per share[1] to measure performance. These non-GAAP measures remove the impact of expenses associated with M&A and LOGCAP V pre-operational legal costs and, in the Company's opinion, better reflect the underlying operations of the business.

Vectrus' updated 2019 guidance ranges are included in the table below and assume interest expense of $6.0 million, operational capital expenditures of approximately $10.0 million, depreciation and amortization expense of $7.1 million, mandatory debt payments of $4.5 million, a tax rate of 22 percent and weighted average diluted shares outstanding of 11.6 million at December 31, 2019.

Additionally, full-year GAAP estimates include M&A related costs of $2.6 million and LOGCAP V pre-operational costs of $1.1 million, which are excluded from adjusted EBITDA[1], adjusted Net Income[1], and adjusted diluted EPS[1] measures.

In millions, except for operating margin, EBITDA margin, adjusted EBITDA margin, and per share amounts	**Updated 2019 Guidance**			**Previous 2019 Guidance**			**Updated 2019 Mid**	**Previous 2019 Mid**
Revenue	$1,370	to	$1,390	$1,300	to	$1,330	$1,380	$1,315
Operating Margin	3.5%	to	3.7%	3.8%	to	4.2%	3.6%	4.0%
Adjusted Operating Margin[1]	3.8%	to	4.0%	—	to	—	3.9%	—
EBITDA Margin[1]	4.0%	to	4.2%	4.1%	to	4.5%	4.1%	4.3%
Adjusted EBITDA Margin[1]	4.3%	to	4.5%	—	to	—	4.4%	—
Net Income	$32.7	to	$35.4	$35.3	to	$40.4	$34.1	$37.9
Diluted EPS [2]	$2.82	to	$3.05	$3.07	to	$3.51	$2.94	$3.29
Adjusted Net Income[1]	$35.5	to	$38.2	—	to	—	$36.9	—
Adjusted Diluted EPS[1,2]	$3.06	to	$3.29	—	to	—	$3.18	—
Net Cash Provided by Operating Activities	$38.0	to	$42.0	$40.0	to	$46.0	$40.0	$43.0

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Exhibit 99.1 The Company notes that forward-looking statements of future performance made in this release, including 2019 guidance, 2020 revenue growth, the LOGCAP V award and the five-year growth plan are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below. Second Quarter 2019 Conference Call Management will conduct a conference call with analysts and investors at 4:30 p.m. ET on Tuesday, August 6, 2019. U.S.-based participants may dial in to the conference call at 877-407-0792, while international participants may dial 201-689-8263. For all other listeners, a live webcast of the conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com. An accompanying slide presentation will also available on the Vectrus Investor Relations website. A replay of the conference call will be posted on the Vectrus website shortly after completion of the call, and will be available for one year. A telephonic replay will also be available through August 20, 2019, at 844-512-2921 (domestic) or 412-317-6671 (international) with passcode 13692469. Footnotes: 1 See appendix for reconciliation. 2 2019 diluted EPS guidance is calculated using estimated weighted average diluted common shares outstanding for the year ending December 31, 2019 of 11.6 million. About Vectrus Vectrus is a leading global government services company with a history in the services market that dates back more than 70 years. The company provides facility and base operations; supply chain and logistics services; information technology mission support; and engineering and digital technology services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships and a strong commitment to their customers’ mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 6,700 employees spanning 129 locations in 22 countries. In 2018, Vectrus generated sales of $1.3 billion. To learn about career opportunities at Vectrus, visit www.vectrus.com/careers. For more information, visit the company’s website at www.vectrus.com or connect with Vectrus on Facebook, Twitter, and LinkedIn. Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all of the statements and items listed in the table in "Adjusted 2019 Guidance" above and other assumptions contained therein for purposes of such guidance, other statements about our five-year growth plan, revenue (including 2020 revenue) and DSO, our credit facility, debt payments, expense 4

Exhibit 99.1 savings, contract opportunities, bids and awards, including the LOGCAP V award, and CENTCOM and INDOPACOM task orders, collections, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: our dependence on a few large contracts for a significant portion of our revenue; competition in our industry; our mix of cost-plus, cost-reimbursable, and firm-fixed price contracts; our dependence on the U.S. government and the importance of our maintaining a good relationship with the U.S. government, our ability to submit proposals for and/or win potential opportunities in our pipeline; our ability to retain and renew our existing contracts; protests of new awards; including protests of the LOGCAP V award and CENTCOM and INDOPACOM task orders; any acquisitions, investments or joint ventures, including the integration of acquisitions into our business; our international operations, including the economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations; changes in, or delays in the completion of, U.S. or international government budgets or government shutdowns; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; our performance of our contracts and our ability to control costs; our level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; our compliance with applicable environmental, health and safety regulations; our ability to maintain required security clearances; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions, including under the Tax Cuts and Jobs Act, or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles, including changes related to Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606); accounting estimates made in connection with our contracts; the adequacy of our insurance coverage; the volatility of our stock price; our exposure to interest rate risk; our compliance with public company accounting and financial reporting requirements; timing of payments by the U.S. government; risks and uncertainties relating to the spin-off from our former parent; and other factors set forth in Part I, Item 1A, - “Risk Factors,” and elsewhere in our 2018 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 5

Exhibit 99.1 VECTRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) Three months ended Six Months Ended June 28, June 29, June 28, June 29, (In thousands, except per share data) 2019 2018 2019 2018 Revenue $ 331,589 $ 321,132 $ 657,517 $ 641,649 Cost of revenue 300,553 292,064 596,149 586,114 Selling, general and administrative expenses 19,843 16,070 39,762 33,865 Operating income 11,193 12,998 21,606 21,670 Interest expense, net (1,329) (1,140) (2,904) (2,305) Income from operations before income taxes 9,864 11,858 18,702 19,365 Income tax expense 2,247 2,663 3,994 4,058 Net income $ 7,617 $ 9,195 $ 14,708 $ 15,307 Earnings per share Basic $0.66 $0.82 $1.29 $1.37 Diluted $0.66 $0.81 $1.28 $1.35 Weighted average common shares outstanding - basic 11,455 11,235 11,376 11,191 Weighted average common shares outstanding - diluted 11,605 11,383 11,512 11,351 6

Exhibit 99.1 VECTRUS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS June 28, December 31, (In thousands, except share information) 2019 2018 Assets (Unaudited) Current assets Cash $ 70,329 $ 66,145 Receivables 237,247 232,119 Other current assets 20,907 15,063 Total current assets 328,483 313,327 Property, plant, and equipment, net 16,253 13,419 Goodwill 233,619 233,619 Intangible assets, net 13,853 8,630 Right-of-use assets 17,987 — Other non-current assets 4,233 3,248 Total non-current assets 285,945 258,916 Total Assets $ 614,428 $ 572,243 Liabilities and Shareholders' Equity Current liabilities Accounts payable $ 157,486 $ 156,393 Compensation and other employee benefits 45,577 41,790 Short-term debt 5,500 4,500 Other accrued liabilities 37,217 22,303 Total current liabilities 245,780 224,986 Long-term debt, net 66,338 69,137 Deferred tax liability 52,460 55,358 Other non-current liabilities 10,174 1,462 Total non-current liabilities 128,972 125,957 Total liabilities 374,752 350,943 Commitments and contingencies Shareholders' Equity Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000,000 shares authorized; 11,506,228 and 11,266,906 shares issued and outstanding as of June 28, 2019 and December 31, 2018, respectively 115 113 Additional paid in capital 76,642 71,729 Retained earnings 167,583 152,616 Accumulated other comprehensive loss (4,664) (3,158) Total shareholders' equity 239,676 221,300 Total Liabilities and Shareholders' Equity $ 614,428 $ 572,243 7

Exhibit 99.1 VECTRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Six Months Ended June 28, June 29, (In thousands) 2019 2018 Operating activities Net income $ 14,708 $ 15,307 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 1,538 687 Amortization of intangible assets 1,277 937 Loss on disposal of property, plant, and equipment 2 51 Stock-based compensation 4,031 2,521 Amortization of debt issuance costs 201 213 Changes in assets and liabilities: Receivables (224) (8,820) Other assets (7,128) (4,518) Accounts payable 2,038 693 Deferred taxes (2,579) (1,274) Compensation and other employee benefits 3,324 (1,950) Other liabilities (1,738) 325 Net cash provided by operating activities 15,450 4,172 Investing activities Purchases of capital assets and intangibles (11,739) (764) Acquisition of business, net of cash acquired — (37,210) Net cash used in investing activities (11,739) (37,974) Financing activities Repayments of long-term debt (2,000) (2,000) Proceeds from revolver 98,000 55,000 Repayments of revolver (98,000) (55,000) Proceeds from exercise of stock options 3,467 1,358 Payments of employee withholding taxes on share-based compensation (768) (803) Net cash provided by (used in) financing activities 699 (1,445) Exchange rate effect on cash (226) (1,248) Net change in cash 4,184 (36,495) Cash-beginning of year 66,145 77,453 Cash-end of period $ 70,329 $ 40,958 Supplemental disclosure of cash flow information: Interest paid $ 2,818 $ 2,119 Income taxes paid $ 4,198 $ 7,891 Non-cash investing activities: Purchase of capital assets on account $ 301 $ 481 8

Exhibit 99.1 Key Performance Indicators and Non-GAAP Financial Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. In addition, we consider adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. Adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for net income and diluted earnings per share as determined in accordance with GAAP. Reconciliations of these items are provided below. "Adjusted operating income" is defined as operating income, adjusted to exclude items that may include, but are not limited to, transaction and non-recurring integration costs that impact current results but are not related to our ongoing operations. "Adjusted operating margin" is defined as adjusted operating income divided by revenue. "Adjusted net income" is defined as net income, adjusted to exclude items that may include, but are not limited to, other income; significant charges or credits that impact current results but are not related to our ongoing operations and unusual and infrequent non-operating items and non- operating tax settlements or adjustments, such as revaluation of our deferred tax liability as a result of the Tax Cuts and Jobs Act, and net settlement of uncertain tax positions. "Adjusted diluted earnings per share" is defined as adjusted net income divided by the weighted average diluted common shares outstanding. "EBITDA" is defined as operating income, adjusted to exclude depreciation and amortization. "Adjusted EBITDA" is defined as EBITDA, adjusted to exclude items that may include, but are not limited to, transaction and non-recurring integration costs that impact current results but are not related to our ongoing operations. "EBITDA margin" is defined as EBITDA divided by revenue. "Adjusted EBITDA margin" is defined as Adjusted EBITDA divided by revenue. 9

Exhibit 99.1 (In thousands) EBITDA (Non-GAAP Measures) Three months ended Six Months Ended June 28, June 29, June 28, June 29, 2019 2018 2019 2018 Revenue $ 331,589 $ 321,132 $ 657,517 $ 641,649 Operating Income $ 11,193 $ 12,998 $ 21,606 $ 21,670 Operating Margin 3.4% 4.0% 3.3% 3.4% Add: Depreciation and Amortization $ 1,456 $ 815 $ 2,815 $ 1,624 EBITDA $ 12,649 $ 13,813 $ 24,421 $ 23,294 EBITDA Margin 3.8% 4.3% 3.7% 3.6% Add: M&A Related Costs $ 667 $ 492 $ 1,712 $ 1,669 LOGCAP V Pre-Operational Legal Costs 579 — 579 — Subtotal $ 1,246 $ 492 $ 2,291 $ 1,669 Adjusted EBITDA $ 13,895 $ 14,305 $ 26,712 $ 24,963 Adjusted EBITDA Margin 4.2% 4.5% 4.1% 3.9% (In thousands, except per share data) Adjusted Net Income and Adjusted Diluted Earnings Per Share (Non-GAAP Measures) Three months ended Six Months Ended June 28, June 29, June 28, June 29, 2019 2018 2019 2018 Revenue $ 331,589 $ 321,132 $ 657,517 $ 641,649 Net Income $ 7,617 $ 9,195 $ 14,708 $ 15,307 GAAP Diluted EPS $ 0.66 $ 0.81 $ 1.28 $ 1.35 Add: M&A Related Costs $ 667 $ 492 $ 1,712 $ 1,669 LOGCAP V Pre-Operational Legal Costs 579 — 579 — Subtotal $ 1,246 $ 492 $ 2,291 $ 1,669 Tax impact of adjustments $ (284) $ (111) $ (489) $ (350) Adjusted Net Income $ 8,579 $ 9,576 $ 16,510 $ 16,626 Adjusted Net Income Margin 2.6% 3.0% 2.5% 2.6% Weighted average common shares outstanding, diluted 11,605 11,383 11,512 11,351 Adjusted Diluted EPS $ 0.74 $ 0.84 $ 1.43 $ 1.46 10

Exhibit 99.1 (In thousands) Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP Measures) Three months ended Six Months Ended June 28, June 29, June 28, June 29, 2019 2018 2019 2018 Revenue $ 331,589 $ 321,132 $ 657,517 $ 641,649 Operating Income $ 11,193 $ 12,998 $ 21,606 $ 21,670 Operating Margin 3.4% 4.0% 3.3% 3.4% Add: M&A Related Costs $ 667 $ 492 $ 1,712 $ 1,669 LOGCAP V Pre-Operational Legal Costs 579 — 579 — Subtotal $ 1,246 $ 492 $ 2,291 $ 1,669 Adjusted Operating Income $ 12,439 $ 13,490 $ 23,897 $ 23,339 Adjusted Operating Margin 3.8% 4.2% 3.6% 3.6% (In millions) 2019 2019 2019 Adjusted EBITDA Margin Guidance and 2018 Guidance Guidance Guidance 2018 Actual (Non-GAAP Measures) High Mid Low Actual Revenue $ 1,390 $ 1,380 $ 1,370 $ 1,279 Operating Income $ 51.4 $ 49.8 $ 48.0 $ 48.3 Operating Margin 3.7% 3.6% 3.5% 3.8% Add: Depreciation and Amortization $ 7.1 $ 7.1 $ 7.1 $ 3.8 EBITDA $ 58.5 $ 56.9 $ 55.1 $ 52.1 EBITDA Margin 4.2% 4.1% 4.0% 4.1% Add: M&A Related Costs $ 2.6 $ 2.6 $ 2.6 $ 1.5 LOGCAP V Pre-Operational Legal Costs 1.1 1.1 1.1 — Subtotal $ 3.7 $ 3.7 $ 3.7 $ 1.5 Adjusted EBITDA $ 62.2 $ 60.6 $ 58.8 $ 53.6 Adjusted EBITDA Margin 4.5% 4.4% 4.3% 4.2% 11

Exhibit 99.1

(In millions, except per share data)

Adjusted Diluted Earnings Per Share Guidance (Non-GAAP Measures)	**2019 Guidance High**	**2019 Guidance Mid**	**2019 Guidance Low**
Net Income	$ 35.4	$ 34.1	$ 32.7
GAAP Diluted EPS	$ 3.05	$ 2.94	$ 2.82
Add:			
M&A Related Costs	$ 2.6	$ 2.6	$ 2.6
LOGCAP V Pre-Operational Legal Costs	1.1	1.1	1.1
Subtotal	$ 3.7	$ 3.7	$ 3.7
Tax impact of adjustments	$ (0.9)	$ (0.9)	$ (0.9)
Adjusted Net Income	$ 38.2	$ 36.9	$ 35.5
Weighted average common shares outstanding, diluted	11.6	11.6	11.6
Adjusted Diluted EPS	$ 3.29	$ 3.18	$ 3.06

(In millions)

Adjusted Operating Margin Guidance and 2018 Actual (Non-GAAP Measures)	**2019 Guidance High**	**2019 Guidance Mid**	**2019 Guidance Low**	**2018 Actual**
Revenue	$ 1,390	$ 1,380	$ 1,370	$ 1,279
Operating Income	$ 51.4	$ 49.8	$ 48.0	$ 48.3
Operating Margin	3.7%	3.6%	3.5%	3.8%
Add:				
M&A Related Costs	$ 2.6	$ 2.6	$ 2.6	$ 1.5
LOGCAP V Pre-Operational Legal Costs	1.1	1.1	1.1	—
Subtotal	$ 3.7	$ 3.7	$ 3.7	$ 1.5
Adjusted Operating Income	$ 55.1	$ 53.5	$ 51.7	$ 49.8
Adjusted Operating Margin	4.0%	3.9%	3.8%	3.9%

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Exhibit 99.1

SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client	Three Months Ended				Six Months Ended			
(In thousands)	June 28, 2019	% of Total	June 29, 2018	% of Total	June 28, 2019	% of Total	June 29, 2018	% of Total
Army	$ 225,867	68%	$ 238,381	74%	$ 452,559	69%	$ 476,228	74%
Air Force	72,593	22%	60,420	19%	140,524	21%	125,676	20%
Navy	16,796	5%	9,987	3%	31,906	5%	18,344	3%
Other	16,333	5%	12,344	4%	32,528	5%	21,401	3%
Total revenue	$ 331,589		$ 321,132		$ 657,517		$ 641,649	

Revenue by Contract Type	Three Months Ended				Six Months Ended			
(In thousands)	June 28, 2019	% of Total	June 29, 2018	% of Total	June 28, 2019	% of Total	June 29, 2018	% of Total
Cost-plus and cost-reimbursable [1]	$ 256,737	77%	$ 242,742	76%	$ 508,215	77%	$ 472,951	74%
Firm-fixed-price	74,852	23%	78,390	24%	149,302	23%	168,698	26%
Total revenue	$ 331,589		$ 321,132		$ 657,517		$ 641,649	

[1] Includes time and material contracts

Revenue by Contract Relationship	Three Months Ended				Six Months Ended			
(In thousands)	June 28, 2019	% of Total	June 29, 2018	% of Total	June 28, 2019	% of Total	June 29, 2018	% of Total
Prime contractor	$ 312,732	94%	$ 301,088	94%	$ 619,789	94%	$ 602,116	94%
Subcontractor	18,857	6%	20,044	6%	37,728	6%	39,533	6%
Total revenue	$ 331,589		$ 321,132		$ 657,517		$ 641,649	

Revenue by Geographic Region	Three Months Ended				Six Months Ended			
(In thousands)	June 28, 2019	% of Total	June 29, 2018	% of Total	June 28, 2019	% of Total	June 29, 2018	% of Total
Middle East	$ 223,588	67%	$ 219,218	69%	$ 450,004	68%	$ 439,098	69%
United States	72,376	22%	74,847	23%	143,786	22%	148,636	23%
Europe	35,625	11%	27,067	8%	63,727	10%	53,915	8%
Total revenue	$ 331,589		$ 321,132		$ 657,517		$ 641,649	

Source: Vectrus, Inc.

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